As filed with the Securities and Exchange Commission on November 1, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXULT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0831076 (I.R.S. Employer Identification No.)

121 Innovation Drive, Suite 200
Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Exult, Inc. 2000 Equity Incentive Plan
(Full Title of the Plan)

Brian W. Copple, Esq.
Vice President, General Counsel and Secretary
Exult, Inc.
121 Innovation Drive, Suite 200
Irvine, CA 92612
(Name and Address of Agent For Service)

(949) 856-8800
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2000 Equity Incentive Plan, Common Stock, $0.0001 par value	14,893,657 shares	$5.4972(2)	$81,873,783	$16,374.76

2000 Equity Incentive Plan, Common Stock, $0.0001 par value	3,820,669 shares	$2.79 (3)	$10,659,667(3)	$ 2,131.93

Total	18,714,326 shares		$92,533,450	$18,506.69

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Weighted average exercise price of outstanding options pursuant to which the underlying shares may be purchased.
(3)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on October 28, 2002, as reported by the Nasdaq National Market.

This Registration Statement on Form S-8 registers the offer and sale of an additional 18,714,326 shares of Common Stock of Exult, Inc. (the “Registrant”) for issuance under the 2000 Equity Incentive Plan. The contents of the prior Registration Statement relating to the 2000 Equity Incentive Plan, File No. 333-38390, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

Exult, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on April 1, 2002 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Commission on April 26, 2002 pursuant to Section 13 of the 1934 Act;

(c)  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Commission on August 14, 2002 pursuant to Section 13 of the 1934 Act; and

(d)  The Registrant’s Registration Statement on Form 8-A, File No. 000-30035, filed with the Commission on March 21, 2000, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number	Exhibit
4.1
Exult, Inc. 2000 Equity Incentive Plan and form of Notice of Exercise (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-38390, and incorporated herein by reference).

4.2
Third Amended and Restated Investors’ Rights Agreement dated August 29, 2000 (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).

5.1	Opinion and consent of Joseph H. Chi, Esq.

23.1	Consent of Joseph H. Chi, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page to this Registration Statement).

99.1	Statement regarding the absence of the Consent of Arthur Anderson LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 1st day of November 2002.

EXULT, INC.

By:	/s/ JAMES C. MADDEN, V.
James C. Madden, V, Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Exult, Inc., a Delaware corporation, do hereby constitute and appoint James C. Madden, V and Michael F. Henn and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. MADDEN, V James C. Madden, V	Chief Executive Officer, President and Chairman of the Board (principal executive officer)	November 1, 2002

/s/ MICHAEL F. HENN Michael F. Henn	Chief Financial Officer (principal financial officer)	November 1, 2002

/s/ ROBERT G. MCGRAW Robert G. McGraw	Vice President, Finance and Chief Accounting Officer (principal accounting officer)	November 1, 2002

Signature	Title	Date

/s/ J. MICHAEL CLINE J. Michael Cline	Director	November 1, 2002

/s/ STEVEN A. DENNING Steven A. Denning	Director	November 1, 2002

/s/ MARK DZIALGA Mark Dzialga	Director	November 1, 2002

/s/ MICHAEL MILES Michael Miles	Director	November 1, 2002

/s/ THOMAS NEFF Thomas Neff	Director	November 1, 2002

/s/ JOHN R. OLTMAN John R. Oltman	Director	November 1, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Third Amended and Restated Investors’ Rights Agreement dated August 29, 2000 (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).

4.2
Third Amended and Restated Investors’ Rights Agreement dated August 29, 2000 (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).

5.1	Opinion and consent of Joseph H. Chi, Esq.

23.1	Consent of Joseph H. Chi, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page to this Registration Statement).

99.1	Statement regarding the absence of the Consent of Arthur Andersen LLP.